EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David Wu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Dragon International Group Corp. on Form 10-QSB for the period ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Dragon International Group Corp.

May 13, 2008

By: /s/ David Wu
David Wu, CEO

[A signed original of this written statement required by Section 906 has been provided to Dragon International Group Corp.;. and will be retained by Dragon International Group Corp. and furnished to the United States Securities and Exchange Commission or its staff upon request.]